                                                                     EXHIBIT 5.1

                      NORTEL NETWORKS
                      8200 Dixie Road, Suite 100
                      Dept. 0001, GMS 036/NO/248
                      Brampton, Ontario
                      Canada  L6T 5P6
                      Tel    905-863-1300
                      Fax    905-863-8544
                      E-mail nderoma@nortelnetworks.com

 NICHOLAS J. DEROMA
CHIEF LEGAL OFFICER


                   November 1, 2000



                   Nortel Networks Corporation
                   8200 Dixie Road, Suite 100
                   Brampton, Ontario
                   Canada     L6T 5P6

                   Dear Sirs/Mesdames:

                   Re: Nortel Networks Corporation - Form S-8 Registration Statement under the Securities Act of 1933, as amended

                   -------------------------------------------------------------

                   I am Chief Legal Officer of Nortel Networks Corporation (the "Corporation"), a corporation organized under the laws of Canada.

                   This opinion is being furnished to you in connection with the Corporation's Form S-8 Registration Statement (the "Registration Statement") relating to the offering of common shares, without par value (the "Shares"), of the Corporation, as set forth in the Registration Statement, in connection with the Agreement and Plan of Merger dated as of August 14, 2000 among the Corporation, NNC Russian Acquisition Corporation ("Sub") and Sonoma Systems ("Sonoma"), as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of October 10, 2000, among the Corporation, Sub and Sonoma (the "Agreement and Plan of Merger").

                   In rendering this opinion, I have examined:

                   (a)     the articles and by-laws of the Corporation; and

                   (b)     the Agreement and Plan of Merger.

                   I have also:

                   (a) made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion;

                   (b) assumed that the signatures on the documents I have examined are genuine; and

                   (c) assumed that, at the time of the issuance of the Shares, the Corporation will have received the full amount of the consideration therefor.

                   In expressing the opinion stated below, I have relied upon the opinion dated the date hereof of Blair F. Morrison, Assistant Secretary of the Corporation, a copy of which is attached hereto as Schedule A.

                   Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly created and authorized, and will be if and when issued, validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                   I hereby consent to the use of my name in the Registration Statement under the caption "Exhibits". I hereby further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                   This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                   Yours truly,





                   Nicholas J. DeRoma
                   Chief Legal Officer

                          [NORTEL NETWORKS LETTERHEAD]
                                                       Schedule A to Exhibit 5.1


November 1, 2000

Nicholas J. DeRoma
Chief Legal Officer
Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario
Canada L6T 5P6

Dear Sir:

Re: Nortel Networks Corporation - Form S-8 Registration Statement under the Securities Act of 1933, as amended

I am Assistant Secretary of Nortel Networks Corporation (the "Corporation"), a corporation organized under the laws of Canada.

This opinion is being furnished to you in connection with the Corporation's Form S-8 Registration Statement (the "Registration Statement") relating to the offering of common shares, without par value (the "Shares"), of the Corporation, as set forth in the Registration Statement, in connection with the Agreement and Plan of Merger dated as of August 14, 2000 among the Corporation, NNC Russian Acquisition Corporation ("Sub") and Sonoma Systems ("Sonoma"), as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of October 10, 2000, among the Corporation, Sub and Sonoma (the "Agreement and Plan of Merger").

In rendering this opinion, I have examined:

(a)     the articles and by-laws of the Corporation; and

(b)     the Agreement and Plan of Merger.

I have also:

(a) made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion;

(b) assumed that the signatures on the documents I have examined are genuine; and

(c) assumed that, at the time of the issuance of the Shares, the Corporation will have received the full amount of the consideration therefor.

I am qualified to practice law solely in the Province of Ontario, Canada and express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly created and authorized, and will be if and when issued, validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that you may rely on this opinion in connection with your opinion to the Corporation with respect to the Registration Statement.

Yours truly,



Blair F. Morrison

Assistant Secretary